UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Building Purchase Agreement

On August 19, 2025, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with 218 LLC (the “Seller”) for the sale of an approximately 20,829 square foot four story commercial retail building located at 218 3rd Avenue North, Nashville, Tennessee 37201 (“218 3rd Avenue”) for a sale price of $14.1 million. The Seller does not have any material relationship with the Company or its affiliates, other than in respect of the Agreement.

218 3rd Avenue is located in “Printers Row” in downtown Nashville, Tennessee. This prime property encompasses four floors, including a basement level. The street-level retail space is currently under a long-term lease (8 years remaining on 15 year lease) to The Black Rabbit. The second and third floors are furnished lofts (all furniture included). The fourth floor is prepped for build-out, with approved plans and permits in place, allowing the Company to add an additional floor and a rooftop deck. Additionally, the property conveys six stories of coveted air rights, in accordance with Davidson County’s downtown building regulations.

The Company has agreed to pay Seller a value of $2,100,000 through the issuance of shares of its common stock, valued at $1.25 per share, and a prefunded warrant to purchase shares of common stock, valued at $1.24 per share (for a combined total of 1,680,000 shares of common stock and a prefunded warrant to purchase shares of common stock for $0.01 per share), at the expiration of the Due Diligence Period (defined below), to be utilized towards the purchase price. Further, the Company shall pay the Seller $300,000 of the purchase price in three non-refundable $100,000 installments; the first installment shall be payable 30 days following execution of the Agreement; the second installment shall be payable 60 days following execution of the Agreement; and the third installment shall be payable 90 days following execution of the Agreement. In addition, on August 22, 2025, the Company executed a 12-month 6% per annum promissory note in the amount of the $11,700,000 payable to the Seller (the “Note”). At Closing, the Company has agreed to issue to Seller an additional 112,800 shares of common stock (or prefunded warrant), valued at $141,000, which is an amount equal to 1% of the total transaction value as a convenience fee.

Within 15 business days of the execution of the Agreement, the Company has agreed to prepare and file a registration statement (the “Registration Statement”) with the SEC on Form S-1 to register the shares of common stock and shares of common stock underlying the prefunded warrants for the $2.1 million down payment and an additional 9,360,000 shares of common stock underlying the conversion of the Note. During the term of the Note, Seller may, from time to time, sell the shares of common stock underlying the Conversion of the Note in tranches of up to one million shares or in amounts that do not exceed a 4.99% beneficial ownership and apply the proceeds towards the principal balance of the Note.

The Company shall have a period of 30 days from the date of the Agreement to complete satisfactory financial and physical due diligence (the “Due Diligence Period”). the Company has the right to terminate the Agreement within the Due Diligence Period.

During the Due Diligence Period, Seller shall sell, assign, and deliver to the Company, and the Company shall purchase and accept from Seller, all of Seller’s right, title and interest in and to any of the residuals and overhead received each month that are attributable to the property. If the overhead costs exceed the residuals, the excess amount shall be reduced from the $2,100,000 paid through the issuance of the stock consideration. During the Note period, the Company shall be responsible for all overhead costs, including, but not limited to, maintenance, utilities, insurance, taxes, and payments on the Note, associated with the Property.

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Payoff on the sale of 218 3rd Avenue is expected to occur on or before August 1, 2026. However, the sale of 218 3rd Avenue is subject to certain closing conditions, which are not currently satisfied. Accordingly, there can be no assurances that the sale of 218 3rd Avenue will be completed on the terms or timing described in this Current Report on Form 8-K, or at all.

The foregoing description of the Purchase and Sale Agreement and the Note are not a complete description of all of the parties’ rights and obligations under the Purchase and Sale Agreement and the Note, and is qualified in its entirety by reference to the Purchase and Sale Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Note Purchase Agreement

On August 22, 2025, the Company entered into a note purchase agreement (the “NPA”) with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), for the purchase by the Company of a portion of a certain $6,470,000 secured promissory note dated June 26, 2024 (the “Damon Note”) in Damon, Inc., a British Columbia corporation (“Damon”) held by Streeterville. Damon is a public company, registered as a foreign private issuer with the SEC, with its common shares traded on the OTCID Basic Market under the symbol “DMNIF”.

Upon the terms and conditions set forth in the NPA, Streeterville sold, transferred and assigned to the Company, and the Company agreed to purchase from Streeterville, $2,000,000 of the Damon Note in consideration for the issuance to Streeterville of 2,000 shares of the Company’s newly authorized Series E Preferred Stock, par value $0.001 per share (the “Series E Stock”).

The Damon Note is secured by certain collateral of Damon as set forth in the transaction documents between Streeterville and Damon. The Company and Streeterville agreed that the security interest held in the collateral by Streeterville will be held pari passu for benefit of both parties. Any and all rights, benefits and proceeds of the collateral will be shared pro rata by the Company and Streeterville (based on the then-outstanding balances of the Damon Note and the portion of the Damon Note purchased by the Company). Any decision regarding when, how and whether to pursue collections or other actions against Damon will be determined by Streeterville in consultation with the Company. The Company covenanted and agreed that it will not pursue any collections or other action against Damon without Streeterville’s consent.

In the event the Company’s common stock is ever delisted from Nasdaq, Streeterville will have the right to repurchase the portion of the purchased Damon Note from the Company in exchange for cancellation of the shares of Series E Stock.

The foregoing description of the NPA is not a complete description of all of the parties’ rights and obligations under the NPS, and is qualified in its entirety by reference to the NPA, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Sale of Unregistered Securities.

On August 19, 2025, the Company issued 25,000 shares of Series D Convertible Preferred Stock to a strategic advisor for services to be rendered pursuant to a strategic advisory agreement for the period from August 18, 2025 through June 30, 2027.

On August 19, 2025, the Company authorized the issuance of the 426,156 shares of common stock and a prefunded warrant for the purchase of 1,253,844 shares of common stock for $0.01 per share for the down payment to the Seller set forth in Item 1.01 above.

On August 22, 2025, the Company authorized the issuance of 2,000 shares of Series E Preferred Stock in exchange for the portion of the purchased Damon Note set forth in Item 1.01 above.

The issuance of the shares of Series D Convertible Preferred Stock, common stock and Series E Preferred Stock will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. The recipients are accredited investors or an officer of the Company with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles – Designating Series E Preferred Stock

On August 22, 2025, the Company’s board of directors approved the designation of a new Series E Preferred Stock (the “Series E Designation”). The rights, preferences, restrictions and other matters relating to the Series E Preferred Stock (the “Series E Preferred Stock”) are described in greater detail below.

Series E Preferred Stock

The Series E Designation was filed by the Company with the Secretary of State of Nevada on August 22, 2025 and designated 10,000 shares of Series E Preferred Stock, $0.001 par value per share. Each share of Series E Preferred Stock shall have an initial stated value of $1,000.00. The Series E Preferred Stock has the following rights:

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Ranking. Except to the extent that the holders of at least a majority of the outstanding Series E Preferred Stock (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below), all shares of capital stock of the Company shall be junior in rank to all Series E Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be qualified by the rights, powers, preferences and privileges of the Series E Preferred Stock. Without limiting any other provision of the Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, and with each share of Series E Preferred Stock having one vote on such matter, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series E Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), or (ii) of pari passu rank to the Series E Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”). In the event of the merger or consolidation of the Company with or into another corporation wherein the Company is the surviving entity, the shares of Series E Preferred Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall provide for a result inconsistent therewith, subject to the other terms and conditions herein.

Preferred Return.

(a) Each share of Series E Preferred Stock shall accrue a rate of return on the Stated Value at the rate of 10% per year, compounded daily to the extent not paid as set forth herein, and to be determined pro rata for any fractional year periods (the “Preferred Return”). The Preferred Return shall accrue on each share of Series E Preferred Stock from the date of its issuance, and shall be payable or otherwise settled as set forth herein.

(b) The Preferred Return shall be payable on a quarterly basis, within five Business Days following the end of each calendar quarter, either in cash or via the issuance to the applicable Series E Holder of an additional number of shares of Series E Preferred Stock equal to (i) the Preferred Return then accrued and unpaid, divided by (ii) the Stated Value, with the election as to payment in cash or via the issuance of additional shares of Series E Preferred Stock to be determined in the discretion of the Company.

(c) In the event that the Company elects to pay any Preferred Return via the issuance of shares of Series E Preferred Stock, no fractional shares of Series E Preferred Stock shall be issued, and the Company shall pay in cash the Preferred Return that would otherwise be payable via the issuance of a fractional share of Series E Preferred Stock.

Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a) Preferential Payments to Holders of Series E Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined below), each share of Series E Preferred Stock shall be entitled to be shareholders before any payment shall be made to the holders of Common Stock or to the holder of any other class of preferred stock equal to by reason of their ownership thereof, an amount per share of Series E Preferred Stock equal to the Stated Value at such time plus any accrued but unpaid Preferred Return (the “Series E Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the Series E Preferred Liquidation Amount, the Series E Holders with respect to their shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Following the payment of the Series E Preferred Liquidation Amount, if there are any remaining assets of the Company available for distribution to its shareholders, the Series E Preferred Stock shall not participate in such distributions.

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(b) Deemed Liquidation Events. (i) Definition. Each of the following events shall be considered a “Deemed Liquidation Event”: (1) a merger or consolidation in which the Company is a constituent party and in which the shareholders of the Company immediately prior to such merger or consolidation do not continue to hold a majority of the voting power of the Company or any successor entity following such merger or consolidation; or (2) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

(c) Effecting a Deemed Liquidation Event. The Company shall not have the power to effect a Deemed Liquidation Event referred to in Section 6(b)(i)(1) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the Series E Preferred Stock shall be allocated in accordance with Section 6(a).

(d) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the Series E Holders upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities Series E Holders by the Company or the acquiring person, firm or other entity. The value of such property, right or securities shall be determined in good faith by the Board.

(e) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 6(b)(i)(1), if any portion of the consideration payable to the Series E Holders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement or other agreement related to such event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Series E Holders in accordance with Section 6(a) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Series E Holders upon satisfaction of such contingencies shall be allocated among the Series E Holders in accordance with Section 6(a) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

No Conversions. The Series E Preferred Stock shall not be convertible into shares of common stock or into any other class or series of stock of the Company.

Company Optional Redemption.

(a) Subject to the terms and conditions herein, at any time the Company may elect, in the sole discretion of the Board, to redeem all or any portion of the Series E Preferred Stock then issued and outstanding from all of the Series E Holders (a “Company Optional Redemption”) by paying to the applicable Series E Holders an amount in cash equal to the Series E Preferred Liquidation Amount then applicable to such shares of Series E Preferred Stock being redeemed in the Company Optional Redemption (the “Redemption Price”).

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(b) The Company shall provide written notice of any Company Optional Redemption to the applicable Series E Holder(s) within five (5) Business Days following the determination of the Board to consummate the applicable Company Optional Redemption, and thereafter such Company Optional Redemption shall be completed within five days following the delivery of such notice, and at such time the Company shall deliver to the applicable Series E Holder(s) the Redemption Price in valid funds. Each applicable Series E Holder agrees to execute and deliver to the Company such instruments and documents, and to take such actions, as reasonably required to consummate the Company Optional Redemption.

Dividends and Distributions. The Series E Preferred Stock shall not participate in any dividends, distributions or payments to the holders of the Common Stock.

Vote/Amendment.

(a) Other than as set forth in Section 10(b), the Series E Preferred Stock shall not have any voting rights and shall not vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote.

(b) The Company may not, and shall not, amend or repeal this Certificate of Designations without the prior written consent of Series E Holders holding a majority of the Series E Preferred Stock then issued and outstanding, in which vote each share of Series E Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series E Holders, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

Covenants. Until such time as no shares of Series E Stock remain outstanding, the Corporation will at all times comply with the following covenants:

(a) The Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(b) The Company will cause the Common Stock to be listed or quoted for trading on any of NYSE, NYSE American or Nasdaq.

(c) After six (6) months from the Initial Issuance Date, the Company will not have the right to repay any outstanding indebtedness owed to any Series E Holder or its Affiliates.

(d) The Company will not increase the authorized shares of Common Stock or Preferred Stock without the prior written consent of the Required Holders, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

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(e) The Company shall ensure that trading in the Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the Company’s principal trading market.

(f) The Company will not make any Restricted Issuance without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(g) The Company shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company (a) from entering into a variable rate transaction with any Series E Holder or any Affiliate of any Series E Holder, or (b) from issuing Common Stock, Preferred Stock, warrants, convertible notes, other debt securities, or any other of the Company’s securities to any Series E Holder or any Affiliate of any Series E Holder without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(h) The Company will not pledge or grant a security interest in any of its or its subsidiaries’ assets without the Required Holders’ prior written consent, which consent may be granted the Required Holders’ sole and absolute discretion, other than those security interests in effect for the benefit of the Series E Holders.

(i) The Company will not dispose of any its or its subsidiaries’ assets or operations that are material to the Company’s or its subsidiaries’ operations without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(j) Except in connection with satisfaction of a Nasdaq deficiency notice, the Company will not, and will not enter into any agreement or commitment to, undertake or complete any reverse split of the Common Stock or any class of Preferred Stock without the Required Holders’ prior written consent, which consent may be granted on withheld in the Required Holders’ sole and absolute discretion.

(k) The Company will not create, authorize, or issue any class of Preferred Stock (including additional issuances of Series E Preferred Stock, other than as set forth herein) without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(l) The Company will not consummate a Fundamental Transaction or enter into an agreement to consummate a Fundamental Transaction without the Required Holders’ prior written consent, which consent may be granted on withheld in the Required Holders’ sole and absolute discretion.

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Covenant Default.

(a) Event of Default. The Required Holders may elect to declare an “Event of Default” if any of the following conditions or events shall occur and be continuing: (i) The Company fails to fully comply with any covenant, obligation or agreement of the Company in this Certificate of Designations (other than payment or issuance defaults which are addressed in subparagraph (ii) below), and such failure, if reasonably possible of cure, is not cured within five (5) Business Days following notice to cure from the Required Holders; (ii) The Company fails to pay any amount due and payable to the Series E Holders pursuant to and as required by this Certificate of Designations, or fails to issue any additional shares of Series E Preferred Stock or Common Stock to the Series E Holders pursuant to and as required by this Certificate of Designations, and such failure, if reasonably possible of cure, is not cured within five (5) Business Days following notice of notice to cure from the Required Holders; (iii) The Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (2) make a general assignment for the benefit of the Company’s creditors; or (3) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute; or (iv) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

(b) Consequences of Events of Default. Following an Event of Default, the Stated Value will automatically increase to $1,100 and the Preferred Return will automatically increase to 15%. If an Event of Default has occurred (i) the Required Holders may, upon the determination of the Required Holders, by notice to the Company, force the Company to redeem all or any portion of the issued and outstanding shares of Series E Preferred Stock then held by the Series E Holders for a price equal to (1) the Stated Value (as increased pursuant to the foregoing sentence) of all such shares of Series E Preferred Stock; plus (2) any accrued and unpaid Preferred Return with respect to all such shares of Series E Preferred Stock, with such Preferred Return to be paid in cash and not via the issuance of additional shares of Series E Preferred Stock; plus (3) any and all other amounts due and payable to the Series E Holders pursuant to this Certificate of Designations; (ii) the Series E Holders shall have the right to pursue any other remedies that the Required Holders may have under applicable law and/or in equity; and (iii) the Series E Holders shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting the Company from issuing any of its Common Stock or Preferred Stock to any party unless the all shares of Series E Preferred Stock owned by the Series E Holders are redeemed in full simultaneously with such issuance.

(c) Expenses. In the event that any Series E Holder incurs expenses in the enforcement of its rights hereunder, including but not limited to reasonable attorneys’ fees, then the Company shall immediately reimburse such Series E Holder the reasonable costs thereof.

The foregoing description of the Series E Preferred Stock and Series E Designation, does not purport to be complete and is qualified in its entirety by reference to the Series E Designation, a copy of which is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Certificate of Designation of Series E Preferred Stock dated August 22, 2025
10.1	218 3rd Avenue North Agreement and Purchase of Sale dated August 19, 2025
10.2	218 3rd Avenue North Promissory Note dated
10.3	Note Purchase Agreement dated August 22, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: August 26, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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